Exhibit 99.1

Edoc Acquisition Corp. Announces Termination of Merger Agreement with Calidi Biotherapeutics, Inc.

New York, NY – August 12, 2022 – Edoc Acquisition Corp. (Nasdaq: ADOC, ADOCR, ADOCW, “EDOC” or the “Company”), a special purpose acquisition company, announced today the termination of its previously announced agreement and plan of merger (the “Merger Agreement”) with Calidi Biotherapeutics, Inc. (“Calidi”). Although Edoc and Calidi may continue to discuss the possibility of engaging in a business combination, there can be no assurance that those discussions will result in a transaction between Edoc and Calidi proceeding on the current terms of the Business Combination, if at all. As a result of the termination of the Merger Agreement, Edoc intends to promptly begin simultaneously evaluating other possible business combination targets.

About Edoc Acquisition Corp.

Edoc Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The company is sponsored by an extensive network of physician entrepreneurs across 30+ medical specialties in leading medical institutions and is led by Kevin Chen, Chief Executive Officer of Edoc.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to EDOC’s shareholder approval of the Extension, EDOC’s inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including EDOC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents EDOC has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. EDOC expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in EDOC’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

EDOC urges investors, stockholders and other interested persons to read the definitive proxy statement filed with the SEC on July 28, 2022 and as supplemented on August 4, 2022 (the “Extension Proxy Statement”), as well as other documents filed by EDOC with the Securities and Exchange Commission (the “SEC”), because these documents will contain important information about EDOC and the Extension. When available, stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: kevin.chen@edocmed.net.

Participants in Solicitation

EDOC and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of EDOC stockholders in connection with the Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of EDOC’s directors and officers in the Extension Proxy Statement, which, when available, may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of EDOC, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:

Edoc Acquisition Corp.

7612 Main Street Fishers

Suite 200

Victor, NY 14564

Attention: Kevin Chen